UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 12, 2016

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Information.

As previously disclosed, on August 19, 2016, Jones Energy, Inc. (the “Company”) and Jones Energy Holdings, LLC (“JEH LLC”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Underwriters”), with respect to the offer and sale of 21,000,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”). The Underwriting Agreement also provides the Underwriters an option (the “Option”) to purchase an additional 3,150,000 shares of Class A Common Stock within 30 days of the date of the Underwriting Agreement (the “Additional Offering”).

On September 7, 2016, the Underwriters exercised the Option in full, and the Additional Offering closed on September 12, 2016. The total net proceeds from the offering of Class A Common Stock (after underwriters’ compensation but before estimated expenses) pursuant to the Underwriting Agreement, including the exercise of the Option, is approximately $64 million. The Class A Common Stock was issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-211568), which became effective July 26, 2016, and a prospectus, which consists of a base prospectus, dated as of July 26, 2016, and a prospectus supplement, dated August 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: September 12, 2016	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer